Exhibit 4

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of May 31, 2013 made by and among SAGA COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (the “Agent”), Swingline Lender and L/C Issuer and a Lender, JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Lender, and HUNTINGTON NATIONAL BANK, as Documentation Agent and a Lender, PEOPLES UNITED BANK, as a Lender, and the other Lenders from time to time party thereto.

Background

The Borrower, the Agent, JPMorgan Chase Bank, N.A., Huntington National Bank and the Lenders entered into a credit agreement (the “Original Credit Agreement”) dated as of June 13, 2011. The Borrower has requested that the Agent and the Lenders extend the maturity date and amend the applicable margin in the Original Credit Agreement. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Original Credit Agreement.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lenders hereby agree as follows:

1.          Amendment. Subject to the terms and conditions herein contained and in reliance upon the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 3 below, the Original Credit Agreement shall be amended as follows:

(A)         Section 1.01, Definitions, of the Original Credit Agreement, is hereby amended to add the following new definitions:

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.22 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“First Amendment Effective Date” means the date on which all of the conditions precedent contained in Section 3 of the First Amendment to Credit Agreement dated as of May 31, 2013 among the parties to the Credit Agreement.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.22).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(B)         Section 1.01, Definitions, of the Original Credit Agreement, is hereby amended by deleting the text of the defined terms below and inserting the following in lieu thereof:

“Applicable Rate” means (a) in respect of the Term Facility, the Revolving Credit Facility and the Commitment Fee (i) from the First Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending June 30, 2013, 0.50% per annum for Base Rate Loans, 1.50% per annum for Eurodollar Rate Loans and Letter of Credit Fees and 0.25% for the Commitment Fee and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans/Letter of Credit Fees	Applicable Margin for Base Rate Loans	Commitment Fee
I	< 1.50 : 1.00	Eurodollar Rate + 1.25%	Base Rate + 0.25%	0.25%
II	≥ 1.50 but < 2.00 : 1.00	Eurodollar Rate + 1.50%	Base Rate + 0.50%	0.25%
III	≥ 2.00 : 1.00 but < 2.50 : 1.00	Eurodollar Rate + 1.75%	Base Rate + 0.75%	0.30%
IV	≥ 2.50 : 1.00 but < 3.00 : 1.00	Eurodollar Rate + 2.00%	Base Rate + 1.00%	0.325%
V	≥ 3.00 : 1.00	Eurodollar Rate + 2.25%	Base Rate + 1.25%	0.35%

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and (b) in respect of the Accordion Loans agreed to in writing among the Accordion Lenders and the Borrower which must be approved by the Administrative Agent, in its sole discretion.

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the third Business Day following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, pricing Level V will apply, from the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the third Business Day from the date on which the required Compliance Certificate is delivered. The Event of Default arising for the failure to deliver the Compliance Certificate as required by Section 6.02(b) is not waived by this definition. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Adjusted Consolidated EBITDA, divided by the sum of (b) (i) the aggregate amount of all cash Capital Expenditures (other than any such Capital Expenditures made with the proceeds of Indebtedness permitted under Section 7.02(c) and other than Capital Expenditures made in a Permitted Acquisition), (ii) Consolidated Interest Charges, (iii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, (iv) the aggregate amount of all Restricted Payments, other than those permitted under the proviso of Section 7.06(d) when the Consolidated Leverage Ratio is less than 2.50:1.00 as provided therein, and (v) the aggregate amount of Federal, state, local and foreign income taxes paid in cash, in each case, of or by the Borrower and its Subsidiaries for the most recently completed Measurement Period; minus the amount of federal and state income tax refunds received by the Borrower and its Subsidiaries during such period. The Consolidated Interest Charges under section (ii) of this definition will be calculated on a trailing four quarter basis using the amount of actual Consolidated Interest Charges for periods prior to the Closing Date used in any Measurement Period. The aggregate principal amount of all regularly scheduled principal payments under the Term Loan for all Measurement Periods following the Closing Date, will be deemed to be $3,000,000.

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“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Guarantors” means, collectively, (a) the Subsidiaries of the Borrower existing on the date hereof and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.21 and (b) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, May 31, 2018, (b) with respect to the Term Facility, May 31, 2018, and (c) with respect to the Accordion Facility, the date agreed to in writing with the Accordion Lenders which must be approved in writing by the Administrative Agent; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and all other Bank Product Obligations; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“Permitted Acquisition” means an Acquisition which satisfies each of the following conditions:

(a)          any Subsidiary of the Borrower or a Subsidiary thereof created for the purpose of effecting the Acquisition or acquired in connection therewith shall have complied with the requirements of Section 6.21;

(b)          the total cash and non-cash consideration paid by or on behalf of the Borrower or such Subsidiary in connection with such Acquisition (including, without limitation, any Permitted Seller Debt or Indebtedness assumed, incurred, or permitted to remain outstanding by the Borrower or such Subsidiary or the acquired Subsidiary Guarantor) when added to the total cash and non-cash consideration paid in connection with each Acquisition consummated hereunder as a Permitted Acquisition during the same fiscal year as such Acquisition, shall not exceed $35,000,000 for each fiscal year; provided that when the Consolidated Leverage Ratio is less than 2.50:1.00 for the twelve months ended as of the last day of the month immediately preceding the month such Acquisition is consummated, such $35,000,000 limitation will not apply and there will be no limit to the total cash and non-cash consideration paid and the delivery of the pro forma compliance certificate referenced in subsection (d) below giving effect to such Acquisition is required;

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(c)          both before and after giving effect to any Acquisition, no Default or Event of Default shall have occurred and be continuing;

(d)          subject to subsection (b) above, the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days (or such shorter time period as the Administrative Agent may otherwise agree in writing) prior to the consummation of such Acquisition a certificate from a Responsible Officer of the Borrower demonstrating (in detail reasonably satisfactory to the Administrative Agent) pro forma compliance with the covenants set forth in Section 7.11, after giving effect to such Acquisition;

(e)          the Borrower shall have delivered to the Administrative Agent not less than 10 Business Days (or such shorter time period as the Administrative Agent may otherwise agree in writing) prior to the consummation of the Acquisition a summary providing a reasonably detailed description of the Target and the terms and conditions of the proposed acquisition, material financial, business and legal due diligence information relating to the Target as the Administrative Agent may reasonably request, and all material legal documentation pertaining to such acquisition;

(f)          the assets acquired in such acquisition shall be owned exclusively by the Borrower or a Subsidiary;

(g)          the Borrower and such Subsidiary shall have complied with the provisions of Sections 6.15 and 6.21 with respect to such acquisition;

(h)          if such Acquisition includes a Broadcasting Station, a copy of the Final FCC Order approving such Acquisition shall be delivered to the Administrative Agent or, with the prior written consent of the Administrative Agent, an Initial FCC Order; and

(i)          the Target is engaged in the radio (including the radio news network) or television broadcast business.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement which amount on the First Amendment Effective Date is $90,000,000.

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“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement which amount on the First Amendment Effective Date is $30,000,000.

(C)         Section 3.03, Inability to Determine Rates, of the Original Credit Agreement is hereby amended by deleting the payment schedule therein contained and inserting the following in lieu thereof:

Section 3.03         Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(D)         Section 7.02, Indebtedness, of the Original Credit Agreement is hereby amended by deleting the text in subsection (g) therein contained and inserting the following in lieu thereof:

(g)          other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any time outstanding;

(E)         Section 7.06(d), Restricted Payments, of the Original Credit Agreement, is hereby amended by deleting the text therein contained and inserting the following in lieu thereof:

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(d)          so long as no Default or Event of Default has occurred and is continuing, and no Default or Event of Default would occur after giving effect to such dividend or repurchase, the Borrower may (i) declare or pay cash dividends to its stockholders and (ii) repurchase any outstanding Equity Interests held by its stockholders, if after giving effect to any proposed Restricted Payment under (i) or (ii), the aggregate amount of such proposed Restricted Payments made during any fiscal year does not exceed, in the aggregate, the amount which, if paid, would create an Event of Default under the pro forma calculation of the Consolidated Fixed Charge Coverage Ratio, after giving effect to any proposed Restricted Payment, based upon the trailing twelve-month calculation as of the last day of the month immediately preceding the month such Restricted Payment is made; provided that if the Consolidated Leverage Ratio is less than 2.50:1.00 as of the last day of such month, such pro forma calculation is not required and no such Consolidated Fixed Charge Coverage Ratio test will be required; and

(F)         The Original Credit Agreement is hereby amended by adding the following as the last paragraph to Section 8.03, Application of Funds:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

(G)         The Original Credit Agreement is hereby amended by adding a new Section 11.22, Keepwell, as follows:

Section 11.22         Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 11.22 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

3.          Conditions Precedent. The provisions of this First Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a)          the Borrower shall have delivered to the Agent a fully executed counterpart of this First Amendment;

(b)          the Borrower shall have paid all fees, costs and expenses owing to the Agent and its counsel on or before the date hereof;

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(c)          the Lenders and the Agent shall have indicated their consent and agreement by executing this First Amendment;

(d)          the Borrower shall have delivered certified copies of the resolutions of its Board of Directors approving the execution of this First Amendment and the actions contemplated herein, in form and substance satisfactory to the Agent; and

(e)          the Borrower shall have paid the Agent the fees required under the Fee Letter for this First Amendment.

4.          Amendment to Schedules to the Credit Agreement. The Original Credit Agreement is hereby amended by deleting the Schedule 2.01 attached thereto and replacing it with Schedule 2.01 attached hereto.

5.          Miscellaneous.

(a)          Ratification. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this First Amendment, the Original Credit Agreement (as unmodified by this Amendment) shall control. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents. Lender is authorized to make any filings it deems necessary to keep its security interests and liens in full force and effect and property perfected and enforceable.

(b)          Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lender that the representations and warranties set forth in the Loan Documents, after giving effect to the waiver contained in this First Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agent and the Lender that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s certificate or articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower or any of its Subsidiaries other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority. All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

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(c)          Release. In addition, to induce the Agent and the Lender to agree to the terms of this First Amendment, the Borrower represents and warrants that, to its knowledge, as of the date of its execution of this First Amendment there are no claims or offsets against or rights of recoupment with respect to or defenses or counterclaims to its obligations under the loan documents and in accordance therewith it:

(i)          Waiver. Waives any and all such claims, offsets, rights of recoupment, defenses or counterclaims, arising prior to the date of its execution of this First Amendment of which the Borrower or any of its Subsidiaries may have knowledge; and

(ii)         Release. Releases and discharges the Agent, the Lender, and the L/C Issuer and their officers, directors, employees, agents and affiliates (collectively the "released parties") from any and all liabilities, claims, causes of action, in law or equity, which the Borrower or any Subsidiary Guarantor or any other guarantor may have knowledge of against any released party arising prior to the date hereof in connection with the Loan Documents or the transactions contemplated thereby.

(d)          Reference to Agreement. Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(e)          Expenses of the Agent. As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this First Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(f)          Severability. Any provision of this First Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this First Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(g)          Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of The State of New York and the applicable laws of the United States of America.

(h)          Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower and its Subsidiaries, and their respective successors and assigns, except neither the Borrower nor its Subsidiaries may assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent.

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(i)          Counterparts. This First Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(j)          Effect of Waiver. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any of its Subsidiaries shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(k)          Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(l)          Entire Agreement. This first amendment embodies the entire agreement among the parties hereto with respect to the subject matter thereof, and supersedes any and all prior representations and understandings, whether written or oral, relating to this amendment. There are no oral agreements among the parties hereto with respect to the subject matter hereof.

[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

BORROWER
SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush
	Name:	Samuel D. Bush
	Title:	Senior Vice President, Treasurer
and Chief Financial Officer

AGENT
BANK OF AMERICA, N.A., as Administrative Agent

By:	Laura Call
Name: Laura Call
Title: Assistant Vice President

LENDERS
BANK OF AMERICA, N.A., as a Lender

By:	Genevieve Bachrach
Name: Genevieve Bachrach
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	Marc Moses
Name: Marc Moses
Title: Vice President

HUNTINGTON NATIONAL BANK, N.A., as a Lender

By:	Peter Stasevich
Name: Peter Stasevich
Title: Vice President

PEOPLES UNITED BANK, as a Lender

By:	Robert Hazard
Name: Robert Hazard
Title: Senior Vice President